                                                                    Exhibit 10.5





                      -------------------------------------

                             NETSCOUT SYSTEMS, INC.

                      AMENDED AND RESTATED RIGHTS AGREEMENT




                                JANUARY 15, 1999

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                                TABLE OF CONTENTS

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                                                                                          PAGE

SECTION 1 -CERTAIN DEFINITIONS...............................................................4


SECTION 2 -PIGGYBACK RIGHTS..................................................................7

   2.1 Notice of Registration................................................................7
   2.2 Underwriting..........................................................................7
   2.3 Right to Terminate Registration.......................................................8
   2.4 Termination of Piggy-back Rights......................................................8

SECTION 3 -DEMAND REGISTRATION...............................................................8

   3.1 Demand Registration...................................................................8
   3.2 Underwritten Public Offering..........................................................9
   3.3 Inclusion of Additional Shares........................................................9
   3.4 Limitations...........................................................................9
   3.5 Termination of Demand Rights.........................................................10

SECTION 4 -FORM S-3 REGISTRATION............................................................10

   4.1 Registrations on Form S-3............................................................10
   4.2 Termination of S-3 Rights............................................................10

SECTION 5 -OBLIGATIONS OF COMPANY...........................................................11


SECTION 6 -EXPENSES OF REGISTRATION.........................................................11


SECTION 7 -INDEMNIFICATION..................................................................12

   7.1 The Company..........................................................................12
   7.2 Holders..............................................................................12
   7.3 Defense of Claims....................................................................13

SECTION 8 -RULE 144 REPORTING...............................................................13


SECTION 9 -STANDOFF AGREEMENT...............................................................14


SECTION 10 -LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS...................................14


SECTION 11 -INFORMATION RIGHTS..............................................................14

   11.1 Delivery of Financial Statements....................................................14
   11.2 Inspection..........................................................................15

SECTION 12 -COVENANTS OF THE COMPANY........................................................15

   12.1 Conduct of Business.................................................................16
   12.2 Insurance...........................................................................16
   12.3 Key Person Insurance................................................................16
   12.4 Affiliated Transactions.............................................................16
   12.5 Management Compensation.............................................................16
   12.6 Financings..........................................................................17

   12.7 Enforcement of Certain Agreements...................................................17
   12.8 Employee Confidentiality, Non-Competition and Invention Assignment Agreements.......17
   12.9 Adverse Changes.....................................................................17
   12.10 Meetings...........................................................................18
   12.11 Committees of the Board............................................................18
   12.12. No Conflicting Agreements.........................................................18
   12.13 Charter and Bylaw Amendments.......................................................18

SECTION 13 -ADDITIONAL COVENANTS............................................................18

   3.1 Confidentiality......................................................................18

SECTION 14 -TERMINATION OF RIGHTS...........................................................19


SECTION 15 -MISCELLANEOUS...................................................................19

   15.1  Assignment.........................................................................19
   15.2 Governing Law.......................................................................20
   15.3 Counterparts........................................................................20
   15.4 Titles and Subtitles................................................................20
   15.5 Notices.............................................................................20
   15.6  Attorney's Fees....................................................................20
   15.7  Amendments and Waivers.............................................................20
   15.8  Dispute Resolution.................................................................20
   15.9 Severability........................................................................21
   15.10 Delays or Omissions................................................................22
   15.11 Entire Agreement...................................................................22

                             NETSCOUT SYSTEMS, INC.

                      AMENDED AND RESTATED RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED RIGHTS AGREEMENT is entered into as of January 15, 1999, by and among NetScout Systems, Inc., a Delaware corporation (the "Company"), the stockholder listed under the heading "Series A Holder" on the signature page (the "Series A Holder") and the stockholders listed under the heading "Class B Holders" on the signature page (each a "Class B Holder" and collectively the "Class B Holders"). The Series A Holder and the Class B Holders shall be referred to herein collectively as the "Holders."

                                    RECITALS

         A. The Series A Holder has purchased shares of Series A Preferred Stock (the "Series A Preferred") pursuant to the terms of the Series A Preferred Stock Purchase Agreement dated as of February 20, 1996 by and between the Company and the Series A Holders.

         B. The Class B Holders have purchased shares of Class B Convertible Common Stock, $0.001 par value per share (the "Class B Common"), pursuant to the terms of a Stock Purchase and Redemption Agreement, dated as of December 31, 1998, by and among the Company, the Class B Holders, the Series A Holder and certain other individuals named therein (the "Purchase Agreement").

         C. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

         D. The Company desires to enter into this Agreement and grant the Holders the rights contained herein in order to fulfill such condition.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                    SECTION 1

                               CERTAIN DEFINITIONS

         Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         1.1 "CERTIFICATE OF INCORPORATION" shall mean the Company's Amended and Restated Certificate of Incorporation.

         1.2 "COMMON STOCK" shall mean the Voting Common Stock, $0.001 par value per share, and Non-Voting Common Stock, $0.001 par value per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         1.3 "CONFIDENTIALITY AGREEMENTS" shall mean the Confidentiality Agreements referred to in Section 5.10 of the Purchase Agreement.

         1.4 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

         1.5 "FOUNDERS" shall mean Anil Singhal and Narendra Popat.

         1.6 "INITIAL PUBLIC OFFERING" or "IPO" means the Company's initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

         1.7 "MATERIAL ADVERSE EFFECT" shall mean any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

         1.8 "MERGER" means any merger or consolidation in which the holders of Class B Common receive net proceeds of at least $12.80 per share of Class B Common (as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like) as a result of such transaction, payable at such time and in such manner as the holders of Common Stock are paid with respect to their Common Stock on such transaction, or such other merger or consolidation as approved by the holders of Class B Common as set forth in Article Fourth,
Section 3(d) of the Company's Certificate of Incorporation.

         1.9 "NON-COMPETITION AGREEMENTS" shall mean the Non-Competition Agreement referred to in Section 5.10 of the Purchase Agreement.

         1.10 "PERSON" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

         1.11 "PUBLIC OFFERING" means the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

         1.12 "QUALIFIED PUBLIC OFFERING" shall mean a public offering, underwritten on a firm commitment basis by a nationally recognized investment banking organization or organizations, pursuant to an effective registration statement under the Securities Act, covering the offer and sale of shares of Common Stock (i) at a price per share of Common Stock, after underwriter discounts and commissions, of not less than $12.80 per share (appropriately adjusted for any stock split, dividend, combination, recapitalization or the like), (ii) for an aggregate offering
price (after deduction of underwriter discounts and commissions) of not less than $40,000,000 and (iii) with respect to which such Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market.

         1.13 THE TERMS "REGISTER", "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

         1.14 "REGISTRABLE SECURITIES" means (i) the shares of Common Stock of the Company issuable or issued upon conversion of the Series A Preferred or the Class B Common of the Company (the "Stock"), and (ii) any other shares of the Company's Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of the Series A Preferred or the Class B Common of the Company or the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which a Holder's rights under this Agreement are not assigned; provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         1.15 "RELEASES" shall mean the Releases referred to in Section 5.9 of the Purchase Agreement.

         1.16 "SALE" shall mean the sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company in which the holders of Class B Common receive net proceeds of at least $12.80 per share of Class B Common (as appropriately adjusted for any stock split, dividend, combination, recapitalization or the like) as a result of such transaction, payable at such time and in such manner as the holders of Common Stock are paid with respect to their Common Stock on such transaction, or such other sale, exchange, transfer or disposition as approved by the holders of Class B Common as set forth in Article Fourth, Section 3(d) of the Company's Certificate of Incorporation.

         1.17 "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.18 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

         1.19 "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement, dated as of the date hereof, by and among the Company, the Holders and the other parties named therein, as amended or modified from time to time.

         1.20 "SUBSIDIARY" shall mean any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company; PROVIDED, that Frontier India (as defined herein) shall not be deemed to be a Subsidiary.

         1.21 AN "AFFILIATE" of an entity referenced herein shall mean (i) any entity who controls, is controlled by, or is under common control with such entity, or (ii) any constituent partner or stockholder of such entity.


                                    SECTION 2

                                PIGGYBACK RIGHTS

         2.1 NOTICE OF REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its equity securities for its own account or pursuant to Section 3.1 hereof on the account of any Holder in an underwritten public offering, the Company will:

                           (i) promptly give to the Holders written notice thereof; and

                           (i) include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, all the Registrable Securities (subject to cutback as set forth in Section 2.2) specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder.

         2.2 UNDERWRITING. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute its securities through such underwriting, such Holder shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise such Holder and the other stockholders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 2, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among such Holder and any other participating stockholders in proportion, as ready as practicable, to the respective amounts of Registrable Securities held by such Holder and other securities held by other stockholders at the time of filing the registration statement, provided such other stockholders do not have senior registration rights. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to such Holder or other stockholders to the nearest 100 shares. If any Holder or other stockholders disapprove of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days (or 180 days in the case of an Initial Public Offering) after the effective date of the registration statement relating thereto.

         2.3 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

         2.4 TERMINATION OF PIGGY-BACK RIGHTS. The rights of any Holder to receive notice and to participate in a registration pursuant to the terms of this Section 2 shall terminate at such time as such Holder could sell all of Registrable Securities held by such Holder under the terms of Rule 144(k) under the Securities Act.

                                    SECTION 3

                               DEMAND REGISTRATION

         3.1 DEMAND REGISTRATION. Beginning on February 20, 2001, the Series A Holders holding at least forty percent (40%) of the Registrable Securities then owned by all Series A Holders shall be entitled to have the Company effect one
(1) demand registration of Registrable Securities then owned by such Series A Holders requesting such registration. Upon the earlier of (a) three (3) years from the date hereof or (b) six (6) months following the closing of the Company's Initial Public Offering, the Class B Holders holding at least forty percent (40%) of the Registrable Securities then owned by all Class B Holders shall be entitled to have the Company effect two (2) demand registrations of Registrable Securities then owned by such Class B Holders requesting such registration. Any request for a registration pursuant to the preceding two sentences (a "Registration Request") of Registrable Securities must be made in writing, and such Registrable Securities must have an offering value of at least $2,500,000. The Company shall use its reasonable best efforts to cause the Registrable Securities specified in such Registration Request to be registered as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file a registration statement with the SEC under the Securities Act to effect such registration. Such registration statement shall contain such required information pursuant to the rules and regulations promulgated under the Securities Act and such additional information as deemed necessary by the managing underwriter or if there is no managing underwriter, as deemed necessary by mutual agreement between the Holders requesting registration and the Company. Such Registration Request shall (i) specify the number of shares intended to be offered and sold; (ii) express the present intention of the requesting Holders to offer or cause the offering of such shares for distribution; (iii) describe the nature or method of the proposed offer and sale thereof; and (iv) contain the undertaking of the requesting Holders to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement.

         3.2 UNDERWRITTEN PUBLIC OFFERING. If requested in the Registration Request, and provided that the underwriter or underwriters are reasonably satisfactory to the Company, the Company and the Holders including shares in such registration (together with all officers, directors and other third parties proposing to distribute their securities through such underwriting pursuant to
Section 3.3 hereof) shall enter into an underwriting agreement with an investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Company shall not cause the registration under the Securities Act of any other shares of its Common Stock to become effective (other than registration of an employee stock plan, or registration in connection with any Rule 145 or similar transaction) during the effectiveness of a registration requested hereunder for an underwritten public offering if, in the judgment of the underwriter or underwriters, marketing factors would adversely affect the price of the Registrable Securities subject to such underwritten registration.

         3.3 INCLUSION OF ADDITIONAL SHARES. The Company may include in a registration pursuant to this Section 3 securities for its own account and by other third parties (including officers and employees of the Company), in amounts as determined by the Company's Board of Directors (the "Additional Securities"). In the event that such Additional Securities are included in a registration pursuant to this Section 3, and if the underwriter of such registration advises the stockholders or the Company registering shares of Common Stock in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Registrable Securities of the Holders, the securities of the Company, the securities held by officers or directors of the Company and the securities held by other third parties shall be excluded from the underwriting by reason of the underwriter's marketing limitation to the extent so required by such limitation, PROVIDED that the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Holders, any other participating stockholders and the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities proposed to be offered by each Holder, other stockholder or the Company in such registration. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any officer, director or other stockholder (including Holders) who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Holders requesting registration. In the event that 20% or more of the Registrable Securities proposed to be offered by any Holder in a registration pursuant to this Section 3 are excluded from such proposed registration in accordance with the terms of this Section 3.3, then the Holders as a group shall be entitled to an additional demand registration pursuant to the terms of this Section 3.

         3.4 LIMITATIONS. Notwithstanding the foregoing, if at the time of any request to register Registrable Securities pursuant to this Section 3, the Company is engaged, or has fixed plans to engage within ninety (90) days of time of the request, in a registered public offering or any other activity or has material non-public information that, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may, at its option, direct that such request be delayed for a period not in excess of one hundred twenty (120) days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be. Such rights to delay a request to be exercised by the Company may not be exercised more than once in any twelve month period.

         3.5 TERMINATION OF DEMAND RIGHTS. The rights of any Holder to receive notice and to participate in a registration pursuant to the terms of this
Section 3 shall terminate at such time as such Holder could sell all of Registrable Securities held by such Holder under the terms of Rule 144(k) under the Securities Act.

                                    SECTION 4

                              FORM S-3 REGISTRATION

         4.1 REGISTRATIONS ON FORM S-3. Holders shall be entitled to request (an "S-3 Registration Request") an unlimited number of registrations of Registrable Securities then owned by such requesting Holders on a Form S-3 registration statement under the Securities Act (an "S-3 Registration"). The S-3 Registration Request must be made in writing and the S-3 Registration Request shall (i) specify the number of shares intended to be offered and sold; (ii) express the present intention of the requesting Holders to offer or cause the offering of such shares for distribution; (iii) describe the nature or method of the proposed offer and sale thereof and (iv) contain the undertaking of the requesting Holders to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The Company shall, as soon as practicable, file a S-3 Registration and proceed to obtain all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the requesting Holders' Registrable Securities as are specified in the S-3 Registration Request, within 30 days after receipt of such written notice by the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4 if (i) Form S-3 is not available for such offering by the requesting Holders; (ii) the requesting Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate gross price to the public of less than $1,000,000; or (iii) the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for any Holder pursuant to this Section 4.

         4.2 TERMINATION OF S-3 RIGHTS. The rights of any Holder to request a registration pursuant to the terms of this Section 4 shall terminate at such time as such Holder could sell all of Registrable Securities held by such Holder under the terms of Rule 144(k) under the Securities Act.

                                    SECTION 5

                             OBLIGATIONS OF COMPANY

         Whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of the Registrable Securities, the Company shall (i) prepare and, as soon as possible, file with the SEC a registration statement with respect to the Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of the Registrable Securities so registered or ninety (90) days subsequent to the effective date of such registration; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of the Registrable Securities so registered or ninety (90) days subsequent to the effective date of such registration statement, (iii) furnish to any Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as Holder shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or ninety (90) days subsequent to the effective date of the registration statement, and take any and all other actions either necessary or reasonably advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition; and (v) take all such other actions either necessary or reasonably desirable to permit the Registrable Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein. Notwithstanding the foregoing, the Company shall not be required to register or to qualify an offering of the Registrable Securities under the laws of a state if as a condition to so doing the Company is required to qualify to do business or to file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction.

                                    SECTION 6

                            EXPENSES OF REGISTRATION

         The Company shall pay all of the reasonable out-of-pocket expenses incurred in connection with any registration statements that are initiated pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of the Company's outside counsel and independent accountants and the reasonable fees and disbursements of one counsel for all of the Holders. Any underwriting discounts, fees and disbursements of counsel to the Holders, selling commissions and stock transfer taxes applicable to the Registrable Securities registered on behalf of Holders shall be borne by the Holders of the Registrable Securities included in such registration.

                                    SECTION 7

                                 INDEMNIFICATION

         7.1 THE COMPANY. The Company will indemnify Holders and each person controlling Holders within the meaning of Section 15 of the Securities Act, and each underwriter if any, of the Company's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holders and each person controlling Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person or underwriter seeking indemnification.

         7.2 HOLDERS. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the "Indemnifying Holder"), indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder in connection with any such registration, qualification or compliance, and will reimburse the Company, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Indemnifying Holder, provided that in no event shall any indemnity under this
Section 7.2 exceed the lesser of (a) the net proceeds of the offering received by such Indemnifying Holder and (b) such Indemnifying Holder's pro rata share of such claims, losses, damages and liabilities

         7.3 DEFENSE OF CLAIMS. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent.

                                    SECTION 8

                               RULE 144 REPORTING

         With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the IPO;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

                                    SECTION 9

                               STANDOFF AGREEMENT

         In connection with any Public Offering by the Company, if requested by the Company and the managing underwriter, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such Public Offering, if any) without the prior written consent of the Company or the underwriters for such period of time (not to exceed one hundred eighty (180) days in connection with the Company's Initial Public Offering and ninety (90) days in connection with any Public Offering other than the Company's Initial Public Offering) as may be requested by the Company and the managing underwriter, provided that all officers directors and 5% stockholders of the Company enter into similar agreements.

                                   SECTION 10

                  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

         From and after the date of this Agreement, the Company shall not, without the prior written consent of Holder(s) of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to Holders hereunder or to require the Company to effect a registration earlier than the date on which Holders can first require a registration under Section 3.1.

                                   SECTION 11

                               INFORMATION RIGHTS

         11.1 DELIVERY OF FINANCIAL STATEMENTS.

          (a) The Company shall deliver to each Holder that holds shares of the Series A Preferred and Class B Common, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants of nationally recognized standing selected by the Company.

          (b) The Company shall deliver to each Holder for so long as the Holder is a stockholder of the Company:

              (i) within thirty (30) days after the end of each month and forty-five (45) days after the end of each quarter, an unaudited income statement and schedule as to the sources and applications of funds and balance sheet and comparison to budget for and as of the end of such month or quarter, as the case may be, in reasonable detail;

              (ii) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

              (iii) such other information relating to the financial conditions, business, prospects or corporate affairs of the Company as each Holder; or any assignee of such Holder may from time to time request; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary.

         11.2 INSPECTION. The Company shall permit each Holder, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this Section 11.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                                   SECTION 12

                            COVENANTS OF THE COMPANY

              The Company (which term shall be deemed to include, for purposes of this Section 12, any Subsidiary of the Company) agrees with the Class B Holders that it shall comply with the following covenants except as shall otherwise be expressly agreed pursuant to a written consent of the Class B Holders holding at least a majority of the outstanding shares of Class B Common then held by such Class B Holders; PROVIDED, HOWEVER, that the Company shall be obligated to comply with the covenants set forth in Section 12 only for so long as TA/Advent

VIII, L.P., Advent Atlantic & Pacific III, L.P., TA Executives Fund, LLC or TA Investors, LLC or any of their respective Affiliates hold 1,666,042 shares of Class B Common (as appropriately adjusted for any stock split, combination, reorganizations, recapitalization, stock distribution, stock dividend or similar event).

         12.1 CONDUCT OF BUSINESS. The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith.

         12.2 INSURANCE. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business.

         12.3 KEY PERSON INSURANCE. The Company shall maintain key-man term life insurance policies in favor of the Company on the lives of Anil Singhal and Narendra Popat for so long as they are employed by the Company, each in an amount of $2,000,000. The Company hereby agrees that such policies shall not be assigned, borrowed against or pledged.

         12.4 AFFILIATED TRANSACTIONS. All transactions by and between the Company and any officer, employee, director or stockholder of the Company or persons controlling, controlled by, under common control with or otherwise affiliated with such officer, employee, director or stockholder shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and, with respect to any transaction or series of related transactions in which the amount involved exceeds $60,000 in any fiscal year, shall require the approval in advance by the majority of the disinterested members of the Board of Directors; PROVIDED, HOWEVER, that the Company may enter into and continue a consulting arrangement with Frontier Software Development India Pvt. Ltd. ("Frontier India") with respect to the year ending December 31, 1999 and transact business thereunder without the approval of the majority of the disinterested members of the Board of Directors so long as total expenditures by the Company with Frontier India for such year are less than $1,000,000; and PROVIDED FURTHER, that management compensation shall be governed by Section 12.5 and not this Section 12.4. In the event that the Company is offered the opportunity to purchase shares of capital stock in connection with its first refusal rights under Section 2.2 of the Stockholder Agreement, the determination of whether the Company will elect to exercise such rights shall be made by a majority of the disinterested members of the Board of Directors.

         12.5 MANAGEMENT COMPENSATION. Subject to the following sentences, compensation paid by the Company to its management and other employees will be no greater than compensation paid to similarly situated employees in companies in the same or similar businesses of similar size and maturity and with comparable financial performance as the Company, as determined by the Compensation Committee. The Founders shall be paid $250,000 annually in base salary and $250,000 annually in non-discretionary bonus. No compensation (including salary and bonus, but excluding other benefits) shall be paid by the Company to either of the Founders in excess of $500,000 annually without the approval by the Class B Holders holding at least a majority of the outstanding shares of Class B Common then held by the Class B Holders; provided, that if such Class B Holders do not approve of such compensation in excess of $500,000 and the Founder believes such compensation would be comparable to compensation paid to similarly situated executives in companies in the same or similar businesses of similar size and maturity and with comparable financial performance as the Company, then such Holders and the Founder shall retain a consulting firm of national reputation which is mutually acceptable to such Holders and Founders with expertise in the area of executive compensation to make a recommendation with respect to such matter, the expense of which shall be borne by the Company (it being acknowledged and agreed that such Founder's compensation shall not be reduced below $500,000 pursuant to this proviso). To the extent that such firm recommends that a Founder's annual compensation be in excess of $500,000, the Company shall pay such Founder compensation in accordance with such recommendation. Any grants of capital stock or options to employees, officers, directors or consultants of the Company shall be made pursuant to option and stock plans adopted by the Compensation Committee of the Board of Directors and conditioned upon the grantee agreeing to be bound by the terms of an option and/or stock agreement containing first refusal rights of the Company with respect to transfers of such stock or options and such other provisions as determined by the Compensation Committee.

         12.6 FINANCINGS. The Company will promptly upon availability provide to the Board of Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company, whether initiated by the Company or any other Person.

         12.7 ENFORCEMENT OF CERTAIN AGREEMENTS. The Company agrees that it will diligently enforce all of its rights under this Agreement, the Stockholders Agreement, the Non-Competition Agreements, and the Releases and will not make any amendment or modification thereto, unless otherwise approved by a majority of the disinterested members of the Board of Directors.

         12.8 EMPLOYEE CONFIDENTIALITY, NON-COMPETITION AND INVENTION ASSIGNMENT AGREEMENTS. The Company shall obtain confidentiality and invention assignment agreements in the form approved by the Board of Directors from time to time from all employees and consultants who are exposed to technical and other proprietary information of the Company and the Company will diligently enforce all of its rights under such agreements.

         12.9 ADVERSE CHANGES. To the extent not disclosed in the financial statements to be provided under Section 11.1, the Company will promptly upon becoming aware of the same advise the Class B Holders of any event which represents a material adverse change in the condition (business, financial or otherwise) or prospects of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect. The Company will also promptly notify the Class B Holders of any recall of the Company's products, any other adverse developments relating to the Company's products and any suit or proceeding commenced or known by the Company to be threatened which is related to the Company's products.

         12.10 MEETINGS. The Company will ensure that meetings of the Board of Directors are held at least four (4) times each year at intervals of not more than four (4) months. The Company shall pay such Directors for their reasonable travel and other reasonable expenses incurred in connection with attending such meetings. The Company's Certificate of Incorporation and By-Laws will provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law, and the Company shall obtain and maintain directors' and officers' liability insurance coverage, on terms satisfactory to the Company's Board of Directors covering, among other things, violations of federal or state securities laws.

         12.11 COMMITTEES OF THE BOARD. The Company will establish a Compensation Committee (which shall be charged with exclusive authority over all compensation and employee stock and option matters (subject to Section 12.5 hereof)) and an Audit Committee (which shall be charged with reviewing the Company's financial statements and accounting practices). Each of the Compensation Committee and the Audit Committee shall consist of three (3) Directors, one (1) of whom shall be a Class B Director (as defined in the Company's Certificate of Incorporation), one (1) of whom shall be a Director who is not an employee of the Company and who is appointed by a majority of the members of the Board of Directors and one (1) of whom shall be a Common Director (as defined in the Company's Certificate of Incorporation). The Compensation Committee and Audit Committee shall act by majority consent of its members.

         12.12. NO CONFLICTING AGREEMENTS. The Company will not enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Class B Holders of any of their rights under this Agreement, the Purchase Agreement or any of the other documents, agreements or instruments contemplated hereunder or thereunder.

         12.13 CHARTER AND BYLAW AMENDMENTS. The Company shall not amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Class B Common or increase or decrease the number of shares of authorized Class B Common.


                                   SECTION 13

                              ADDITIONAL COVENANTS

         3.1 CONFIDENTIALITY. Each of the Holders agrees to keep confidential and not to disclose to persons other than its employees, professional consultants and advisors any information concerning the Company which is confidential or proprietary ("Confidential Information"), except as otherwise required by law or as deemed necessary by a Holder to be disclosed to its own partners. No Confidential Information shall be used or disclosed by a

Holder for any purpose except in connection with the transactions contemplated by the Purchase Agreement and the agreements executed and delivered in connection with the Purchase Agreement and in the enforcement of its rights thereunder. Each Holder shall use no less a level of care with the Confidential Information than it uses with its own confidential information. Notwithstanding the foregoing, the restrictions set forth in this Section 13.1 shall not be applicable to any information that is publicly available through no fault of a Holder, any information independently developed by a Holder or its professional consultants, any information known to a Holder or its professional consultants before the disclosure thereof by the Company, or any information disclosed to a Holder by a person without any confidentiality duty to the Company.

                                   SECTION 14

                              TERMINATION OF RIGHTS

         Unless otherwise specified hereunder to terminate earlier, the rights and provisions of this Agreement shall terminate on the fifth (5th) anniversary of the date of the Company's Initial Public Offering, provided that the covenants contained in Sections 11 and 12 hereof shall terminate and be of no further force and effect upon the earlier of the consummation of (x) a Qualified Public Offering, (y) a Merger or (z) a Sale.

                                   SECTION 15

                                  MISCELLANEOUS

         15.1 ASSIGNMENT. Subject to compliance with Section 3.2 of the Stockholders Agreement by the Series A Holders, the rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Agreement may be transferred or assigned by the Holders to an Affiliate of any Holder or a transferee which acquires the greater of (i) 40% of the Registrable Securities originally purchased by such Holder or (ii) 400,000 shares of Registrable Securities (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock distribution, stock dividend or similar event); provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any transferee or assignee shall thereafter be treated as a Holder of the applicable shares as transferred, subject to the limitations herein. Until the Company receives actual notice of any transfer or assignment, it shall be entitled to rely on the then existing list of Holders and the failure to notify the Company of any transfer or assignment shall not affect the validity of a notice properly given by the Company to the Holders pursuant to lists maintained by the Company.

         15.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements entered into solely between residents of and to be performed entirely within, such state.

         15.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         15.5 NOTICES.

            (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon any Holder at the addresses set forth in the Company's records and, if to the Company, to: NetScout Systems, Inc., 4 Technology Park Drive, Westford, MA 01886, attention: Chief Executive Officer.

            (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

            (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given three (3) days after the airmailing or faxing thereof.

         15.6 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         15.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 15.7 shall be binding upon the Holders and each transferee of the Registrable Securities, each future holder of all such Registrable Securities, and the Company.

         15.8 DISPUTE RESOLUTION. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

         Such proceedings shall be administered by the neutral arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

                 (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                 (ii)    no other discovery;

                 (iii) hearings before the neutral arbitrator which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

                 (iv) decision to be rendered not more than ten (10) days following such hearings.

         Notwithstanding anything to the contrary contained herein, the provisions of this Section 15.8 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

         Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

         15.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         15.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         15.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled. The parties hereto acknowledge and agree that the Rights Agreement, dated as of February 20, 1996, by and among the Company and the Series A Holders is hereby amended and restated in its entirety and is of no further force and effect.

[SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first above written.


                        COMPANY:

                        NETSCOUT SYSTEMS, INC.



                        By: /s/ Narendra Popat
                           -------------------------------------------------
                            Narendra Popat, President

                        SERIES A HOLDER:

                        GREYLOCK EQUITY LIMITED PARTNERSHIP
                        By: Greylock Equity GP Limited Partnership


                        By: /s/ Henry F. McCance
                           -------------------------------------------------
                            Henry F. McCance, General Partner

                        CLASS B HOLDERS:

                        TA/ADVENT VIII, L.P.
                        By:  TA Associates VIII, LLC, its general partner
                        By:  TA Associates, Inc., its manager


                        By:  /s/ Kenneth T. Schiciano
                           -------------------------------------------------
                             Kenneth T. Schiciano, Principal

                        ADVENT ATLANTIC & PACIFIC III, L.P.
                        By:  TA Associates AAP III Partners, L.P., its general
                                 partner
                        By:  TA Associates, Inc., its general partner


                        By:  /s/ Kenneth T. Schiciano
                           -------------------------------------------------
                             Kenneth T. Schiciano, Principal


                        TA EXECUTIVES FUND, LLC
                        By:  TA Associates, Inc., its manager


                        By:  /s/ Kenneth T. Schiciano
                           -------------------------------------------------
                             Kenneth T. Schiciano, Principal


                        TA INVESTORS, LLC
                        By:  TA Associates, Inc., its manager


                        By:  /s/ Kenneth T. Schiciano
                           -------------------------------------------------
                             Kenneth T. Schiciano, Principal



                        EGAN-MANAGED CAPITAL, L.P.
                        By: EMC Partners, L.P., its General Partner


                        By:/s/ Michael H. Shanahan
                           -------------------------------------------------
                             Michael H. Shanahan, General Partner